EXHIBIT 4.1

                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is dated as of March 3, 2000, among NetCurrents, Inc., a Delaware corporation (the "COMPANY"), and the various purchasers identified and listed on SCHEDULE I hereto (each referred to herein as a "PURCHASER" and, collectively, the "PURCHASERS").

     WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission (the "COMMISSION") under Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT"); and

     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, that number of shares of the Company's Common Stock, par value $ 0.001 per share (the "COMMON STOCK"), as set forth on
Schedule I hereto (the "SHARES"), at a price of $5.00 per Share, and the Series A Warrants, the Series B Warrants and the Series C Warrants (collectively, the "WARRANTS") to purchase the Company's Common Stock, in the forms of EXHIBIT A, EXHIBIT B and EXHIBIT C, respectively, annexed hereto; and

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form of EXHIBIT D annexed hereto (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, the Company and the Purchasers hereby agree as follows:

                                   ARTICLE I.

                         PURCHASE AND SALE OF THE SHARES

                                  AND WARRANTS

     1.1 PURCHASE AND SALE. Subject to the terms and conditions set forth herein, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company on the Closing Date (as defined below), the number of Shares as set forth for such Purchaser on
SCHEDULE I hereto.

     1.2 CLOSING. The closing of the purchase and sale of the Shares and the issuance of the Warrants (the "CLOSING") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, or by transmission by facsimile and overnight courier, immediately following the execution hereof, or such later date


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or different location as the parties shall agree, but not prior to the date that the conditions set forth in Section 4.1 have been satisfied or waived by the appropriate party (the "Closing Date"). At the Closing:

          (a) Each Purchaser shall deliver, as directed by the Company, its portion of the purchase price as set forth next to its name on SCHEDULE I hereto in United States dollars in immediately available funds to an account or accounts designated in writing by the Company;

          (b) The Company shall deliver to each Purchaser a stock certificate or certificates, in definitive form, registered in the name of such Purchaser, representing the number of Shares purchased by such Purchaser as set forth on
SCHEDULE I hereto;

          (c) The Company shall deliver to each Purchaser a Warrant, in the form of EXHIBITS A, B AND C hereto, representing the right to acquire the number of shares of Common Stock purchased by such Purchaser as set forth on SCHEDULE I hereto; and

          (d) The parties shall execute and deliver each of the documents referred to in Section 4.1 hereof.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

     2.1 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company hereby makes the following representations and warranties to each of the
Purchasers:

          (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Except as set forth on SCHEDULE 2.1(A), the Company has no subsidiaries (collectively, the "SUBSIDIARIES"). Each of the Subsidiaries (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns the majority of such entity's capital stock or holds an equivalent equity or similar interest) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Agreement or the Transaction Documents (as defined in Section 2.1(b)) or any of the transactions contemplated hereby or thereby,
(y) have or result in a material adverse effect on the business, operations, properties, assets, liabilities, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (z) impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (x), (y) or (z), being a "MATERIAL ADVERSE EFFECT").


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          (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Warrants and the Registration Rights Agreement (collectively, the "TRANSACTION DOCUMENTS"), and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further action is required by the Company, its Board of Directors or its stockholders in connection therewith. This Agreement and each of the Transaction Documents have been duly executed by the Company and, when delivered in accordance with the terms hereof or thereof, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application, and except that rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto.

          (c) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company is as set forth in SCHEDULE 2.1(C). All of the Company's outstanding shares of capital stock have been, or upon issuance will be, duly authorized and validly issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom. Except as disclosed in SCHEDULE 2.1(C), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens, claims or encumbrances suffered or permitted by the Company, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any Transaction Document, (ii) there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, or giving any Person (as defined below) any right to subscribe for or acquire, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, any shares of capital stock of the Company or any of its Subsidiaries, (iii) there are no outstanding debt securities of the Company or any of its Subsidiaries, (iv) there are no contracts, commitments, understandings, agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares or the Warrants, or upon exercise of the Warrants, (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements, or any similar plan or agreement and (viii) except as specifically disclosed in the SEC Documents (as defined in Section 2.1(k) hereof), no Person or


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group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. As used herein, "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          (d) AUTHORIZATION, VALIDITY AND ISSUANCE OF SHARES. The Shares are and at all times hereafter continue to be duly authorized and the shares of Common Stock issuable upon exercise of the Warrants (the "UNDERLYING SHARES") are and will at all times hereafter continue to be duly authorized and reserved for issuance. The Shares are, and the shares of Common Stock issued upon exercise of the Warrants (the "WARRANT SHARES") will be, validly issued, fully paid and non-assessable, free and clear of all liens, claims, encumbrances and Company rights of first refusal, other than liens, claims and encumbrances created by the Purchasers (collectively, "LIENS") and will not be subject to any preemptive or similar rights.

          (e) NO CONFLICTS. The execution, delivery and performance of this Agreement and each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Underlying Shares) do not and will not (i) conflict with or violate any provision of the Company's Certificate of Incorporation as amended and in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), the Company's Bylaws, as in effect on the date hereof (the "BYLAWS"), or other organizational documents of the Company or any of its Subsidiaries, (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a breach or a default (or an event which with notice or lapse of time or both would become a default) under, or give to other Persons any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, license or instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) subject to the completeness and accuracy of the representations and warranties of the Purchasers in this Agreement, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its Subsidiaries is subject (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries, or by which any material property or asset of the Company or any of its Subsidiaries is bound or affected.

          (f) CONSENTS AND APPROVALS. Except as specifically set forth on
SCHEDULE 2.1(F), neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, regulatory or self regulatory agency, or other Person in connection with the execution, delivery and performance by the Company of this Agreement or any of the Transaction Documents, other than (i) the filing of a registration statement with the Commission, which shall be filed in accordance with and in the time periods set forth in the Registration Rights Agreement, (ii) the application(s) or any letter(s) acceptable to the NASDAQ SmallCap Market System ("NASDAQ") for the listing of


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the Shares and the Underlying Shares with NASDAQ and (iii) any filings, notices or registrations under applicable state securities laws (together with the consents, waivers, authorizations, orders, notices and filings referred to on
SCHEDULE 2.1(F), the "REQUIRED APPROVALS").

          (g) LITIGATION; PROCEEDINGS. Except as specifically set forth on
SCHEDULE 2.1(G), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties or assets before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) or any arbitrator, which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or any of the Transaction Documents, (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or (iii) if adversely decided, could reasonably be expected to have a material adverse effect on the issuance of the Shares or the issuance or exercise of the Warrants or the Warrant Shares, or the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

          (h) NO DEFAULT OR VIOLATION. Neither the Company nor any of its Subsidiaries is (i) in default under or in violation of any indenture, loan or other credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound, (ii) in violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court, arbitrator or governmental authority applicable to it or any law, statute, ordinance, rule or regulation of any governmental authority to which it is subject or (iii) in violation of any of the provisions of its Certificate of Incorporation, Bylaws or other charter documents such that any right of a holder of the Shares should be affected. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule or regulation of any governmental authority, except where such violations have not resulted or would not reasonably result, individually or in the aggregate, in a Material Adverse Effect.

          (i) DISCLOSURE; ABSENCE OF CERTAIN CHANGES. None of this Agreement, the Schedules to this Agreement, the Transaction Documents, the SEC Documents or any other written or formally presented information, report, financial statement, exhibit, schedule or document furnished by or on behalf of the Company in connection with the negotiation of the transactions contemplated hereby contained, contains, or will contain at the time it was or is so furnished any untrue statement of a material fact or omitted, omits or will omit at such time to state any material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on SCHEDULE 2.1(I) or in SEC Documents filed on EDGAR at least five (5) business days prior to the date hereof, since January 1, 1999, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), assets, liabilities or results of operations or, insofar as can reasonably be foreseen, prospects of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that their respective creditors intend to initiate involuntary bankruptcy proceedings. No event, liability, development


                                     Page 5

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or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, condition (financial or otherwise), assets, liabilities or results of operations or, insofar as can reasonably be foreseen, prospects, that would be required to be disclosed by the Company under applicable securities laws on a registration statement (including by way of incorporation by reference) filed with the Commission, on the date this representation is made or deemed to be made, relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

          (j) PRIVATE OFFERING; SOLICITATION. The Company and all Persons acting on its behalf have not (i) made, directly or indirectly, and will not make, offers or sales of any securities or solicited any offers to buy any security under circumstances that would require registration of the Shares, the Warrants or the Warrant Shares or the issuance of such securities under the Securities Act, (ii) distributed any offering materials in connection with the offering and sale of the Shares or the Warrants, other than the SEC Documents, the Schedules to this Agreement, any amendments and any supplements thereto, or (iii) solicited any offer to buy or sell the Shares or the Warrants by means of any form of general solicitation or advertising (as those terms are used in Rule 502(c) of Regulation D under the Exchange Act) in a manner which would require registration under the Securities Act. The offer, issuance and sale of the Shares, the Warrants and the Warrant Shares to the Purchasers will not be integrated with any other offer, sale and issuance of the Company's securities (past or current) in violation of the Securities Act or any regulations of any exchange or automated quotation system on which any of the securities of the Company are listed, quoted or designated or for purposes of any stockholder approval provision applicable to the Company or its securities. Subject to the accuracy and completeness of the representations and warranties of the respective Purchasers contained in Section 2.2 hereof, the offer, issuance and sale by the Company to the Purchasers of the Shares, the Warrants and the Underlying Shares is exempt from the registration requirements of the Securities Act.

          (k) SEC DOCUMENTS; FINANCIAL STATEMENTS. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act. Since January 1, 1999 the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including pursuant to Section 13, 14 or 15(d) thereof (the foregoing materials and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein being collectively referred to herein as the "SEC DOCUMENTS"), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All agreements to which the Company or any of its Subsidiaries is a party or to which the property or assets of the Company or any of its Subsidiaries are subject and which are required to be filed as exhibits to the SEC Documents have been filed as exhibits to the SEC Documents as required and neither the Company nor any


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of its Subsidiaries nor, to the Company's knowledge, any other party is in breach of any such agreement. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments. No other information provided by or on behalf of the Company to the Purchasers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2.1(i) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are or were made, not misleading. The Company acknowledges that the Purchasers will be trading in the securities of the Company in reliance on the foregoing representation and warranty.

          (l) INVESTMENT COMPANY. The Company is not, and is not controlled by or under common control with an Affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended. For the purposes of this Section 2.1(l) only, "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person.

          (m) BROKER'S FEES. No fees or commissions or similar payments with respect to the transactions contemplated by this Agreement or the Transaction Documents have been paid or will be payable by the Company to any broker, financial advisor, finder, investment banker or bank, other than as set forth in
SCHEDULE 2.1(M). The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this SECTION 2.1(M) that may be due in connection with the transactions contemplated by this Agreement and the Transaction Documents.

          (n) FORM S-3 ELIGIBILITY. The Company is, and at the Closing Date will be, eligible to register securities (including the Underlying Shares) for resale with the Commission under Form S-3 (or any successor form) promulgated under the Securities Act.

          (o) LISTING AND MAINTENANCE REQUIREMENTS COMPLIANCE. The principal market on which the Common Stock is currently traded is the NASDAQ SmallCap Market ("NASDAQ"). Except as disclosed on SCHEDULE 2.1(O), the Company has not in the one (1) year period preceding the date hereof received written notice from NASDAQ to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. To the Company's knowledge, the Company is not in default under or in violation of any of the listing or quotation requirements of NASDAQ as in effect on the date hereof and the Company is not aware of any facts which could reasonably lead to delisting or suspension of the Common Stock by NASDAQ. After giving effect to the transactions contemplated by this Agreement and the Transaction Documents, the Company will be in compliance with all such listing and maintenance requirements.


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          (p) INTELLECTUAL PROPERTY RIGHTS. The Company and each of its
Subsidiaries own or possess adequate rights or licenses to use all trademarks, trademark applications, trade names and service marks, whether or not registered, and all patents, patent applications, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and intellectual property rights (collectively, "INTELLECTUAL PROPERTY RIGHTS") which are necessary for use in connection with their respective businesses as now conducted and as described in the SEC Documents. Except as set forth on SCHEDULE 2.1(P), none of the Intellectual Property Rights of the Company or any of its Subsidiaries has expired or terminated, or is expected to expire or terminate within two (2) years from the date of this Agreement. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has infringed or is infringing on any of the Intellectual Property Rights of any other Person and, except as set forth on SCHEDULE 2.1(p), there is no claim, action or proceeding which has been made or brought or alleged against, or to the knowledge of the Company and its Subsidiaries, is being made, brought or threatened against, the Company or any of its Subsidiaries regarding the infringement of any of the Intellectual Property Rights of the Company or any of its Subsidiaries, and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, except where any of the foregoing would not have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

          (q) TAX STATUS; FIRPTA. Except as set forth on SCHEDULE 2.1(Q), the Company and each of its Subsidiaries have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith (which are set forth on SCHEDULE 2.1(Q) hereof), and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due from the Company or any of its Subsidiaries by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company is not a "United States real property holding corporation" within the meaning of Section 847(c)(2) of the Internal Revenue Code of 1986, as amended.

          (r) REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION. Except as described on SCHEDULE 2.1(R) hereto, (i) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which have not been satisfied and (ii) no Person, including, but not limited to, current or former stockholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or the Transaction Documents.

          (s) TITLE. Except as disclosed on SCHEDULE 2.1(S), the Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its Subsidiaries,


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in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and, to the best knowledge of the Company and its Subsidiaries, enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

          (t) PERMITS. The Company and each of its Subsidiaries possess all certificates, authorizations, licenses, easements, consents, approvals, orders and permits necessary to own, lease and operate their respective properties and to conduct their respective businesses as currently conducted except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("MATERIAL PERMITS"), and there is no claim, action or proceeding pending, or, to the knowledge of the Company or its Subsidiaries, threatened, relating to the revocation, modification, suspension or cancellation of any Material Permit. Neither the Company nor any of the Subsidiaries is in conflict with, in default under or in violation of any Material Permit.

          (u) INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverages as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, at a cost that would not materially and adversely affect the business, operations, properties, assets, liabilities, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

          (v) INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorizations and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w) TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 2.1(W), and other than the granting of stock options and documents disclosed on
SCHEDULE 2.1(C), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real property or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any Person in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

          (x) APPLICATION TO TAKEOVER PROTECTION. None of the transactions contemplated by this Agreement and the Transaction Documents, including the exercise of the Warrants, will trigger any poison pill provisions of any of the Company's stockholders' rights or similar agreements.

          (y) FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated (or is in violation of) any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          (z) ENVIRONMENTAL LAWS. Except as set forth on SCHEDULE 2.1(Z), the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permits, licenses or other approvals except where the failure of any of the foregoing would not result in a Material Adverse Effect.

          (aa) ACKNOWLEDGMENT OF DILUTION. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Warrant Shares upon exercise of the Warrants. The Company further acknowledges that its obligation to issue Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

          (bb) ACKNOWLEDGMENT REGARDING PURCHASERS' PURCHASE OF THE SHARES AND THE WARRANTS. The Company acknowledges and agrees that the Purchasers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchasers' purchase of the Shares and the Warrants. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives and the representations and warranties of each of the Purchasers contained in this Agreement.

          (cc) SOLVENCY. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (I.E., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

          (dd) OTHER AGREEMENTS. The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms and conditions of the transactions contemplated by this Agreement and the Transaction Documents except as set forth in this Agreement and the Transaction Documents.

     2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company (as to itself) as follows:

          (a) ORGANIZATION; AUTHORITY. Such Purchaser is a corporation or a limited duration company or a limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Shares and the Warrants hereunder has been duly authorized by all necessary action on the part of such Purchaser. This Agreement and the Registration Rights Agreement have been duly executed and delivered by such Purchaser and constitute the valid and legally binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application, and except that rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto.

          (b) INVESTMENT INTENT. Such Purchaser is acquiring the Shares and the Warrants for its own account and not with a present view to or for distributing or reselling the Shares, the Warrants, or the Warrant Shares or any part thereof or interest therein in violation of the Securities Act; PROVIDED, HOWEVER, that by making the representations herein, such Purchaser does not agree to hold any of the Shares, the Warrants or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Shares, the Warrants and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

          (c) PURCHASER STATUS. At the time such Purchaser was offered the Shares and the Warrants, and at the Closing Date, (i) it was and will be an "accredited investor" as defined in Rule 501 under the Securities Act and (ii) such Purchaser, either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and the Warrants.

          (d) RELIANCE. Such Purchaser understands and acknowledges that (i) the Shares and the Warrants are being offered and sold to such Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this Section 2.2 and such Purchaser hereby consents to such reliance.

          (e) INFORMATION. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares and the Warrants which have been requested by such Purchaser or its advisors. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by such Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Section 2.1 above or representations and warranties of the Company contained in any other Transaction Document. Such Purchaser understands that its investment in the Shares and the Warrants involves a significant degree of risk, including the risk of a total loss of investment.

          (f) GOVERNMENTAL REVIEW. Such Purchaser understands that no United States federal or state agency or any other government or - governmental agency or authority has passed upon or made any recommendation or endorsement of the Shares or the Warrants.

          (g) OTHER AGREEMENTS. Such Purchaser has not, directly or indirectly, made any agreements with the Company relating to the terms and conditions of the transactions contemplated by this Agreement and the Transaction Documents except as set forth in this Agreement and the Transaction Documents

          (h) RESIDENCY. Such Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser's name on SCHEDULE II hereto.


     The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2. The Purchasers each acknowledge and agree that the Company makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.1 hereof.

                                  ARTICLE III.

                                OTHER AGREEMENTS

     3.1  TRANSFER RESTRICTIONS; LEGEND.

          (a) TRANSFER RESTRICTIONS. If any Purchaser should decide to dispose of the Shares, the Warrants or the Warrant Shares held by it, such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act and in compliance with applicable state securities laws. In connection with any transfer or disposition of any Shares, Warrants or Warrant Shares other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act and qualification under applicable state securities laws. Notwithstanding the foregoing, the Company hereby consents to and agrees to affect any transfer by any Purchaser to an Affiliate (as defined in Section 3.10) of such Purchaser, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Any such transferee shall also agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Transaction Documents.

          (b) LEGEND. Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Shares, the Warrants, and the Warrant Shares:

                   THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                   THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT, DATED AS OF MARCH 1, 2000, BETWEEN THE ISSUER (THE "COMPANY") AND THE INITIAL HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

          Neither the Shares, the Warrants nor the Warrant Shares shall contain the legend set forth above (or any other legend) (i) at any time while a registration statement is effective under the Securities Act covering such security, (ii) if, in the written opinion of counsel to the Company experienced in the area of United States securities laws, such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or
(iii) if such Shares, Warrants, or

Warrant Shares may be sold pursuant to Rule 144(k) promulgated under the Securities Act. The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing the Shares, Warrants, or Warrant Shares, free from such legend at such time as such legend is no longer required hereunder. If such certificate or certificates had previously been issued with such a legend or any other legend, the Company shall, upon request and delivery of such certificate or certificates to the Company by such Purchaser, cause the Company's transfer agent to reissue to such Purchaser such certificate or certificates free of any legend.

     3.2 STOP TRANSFER INSTRUCTION. The Company may not make any notation on its records or give improper instructions to any transfer agent of the Company which enlarge the restrictions on transfer set forth in Section 3.1.

     3.3 FURNISHING OF INFORMATION. As long as any Purchaser owns any Shares, Warrants, or Warrant Shares, the Company will cause the Common Stock to continue at all times to be registered under Section 12(g) of the Exchange Act, will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13, 14 or 15(d) of the Exchange Act and, unless filed by EDGAR, will promptly furnish, but in no event later than two (2) business days after the filing thereof with the Commission, the Purchasers with true and complete copies of all such filings, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations, and will make and keep public information available, as those terms are defined in Rule 144. As long as any Purchaser owns any Shares, Warrants or Warrant Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company also agrees to send the following to each Purchaser prior to and during the Effectiveness Period (as defined in the Registration Rights Agreement) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. The Company further covenants that it will take such further action as any holder of the Shares, the Warrants or the Warrant Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares, the Warrants or the Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in Section 3.1(b). Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

     3.4 BLUE SKY LAWS. In accordance with the Registration Rights Agreement, the Company shall, at the request of the Purchasers (a) qualify the Shares and the Warrant Shares under the securities or "blue sky" laws of such jurisdictions as the Purchasers may request (or to obtain an exemption from such qualification), (b) provide evidence of any such action so taken to each Purchaser on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement) and (c) continue such qualification at all times through the resale of all Shares or Warrant Shares.

     3.5 INTEGRATION. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares, the Warrants or the Warrant Shares in a manner that would require the registration under the Securities Act of the sale to any Purchaser of the Shares, the Warrants or the Warrant Shares or cause the offering of such securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

     3.6 LISTING, REGISTRATION AND RESERVATION OF THE SHARES AND THE WARRANT SHARES.

          (a) LISTING OF SHARES. Within three (3) Business Days after the Closing Date the Company shall (i) prepare and file with NASDAQ an additional shares listing application or a letter acceptable to NASDAQ covering and listing a number of shares of Common Stock which is at least equal to 100% of the maximum number of Shares and Underlying Shares then issuable, (ii) take all steps necessary to cause the Shares and the Underlying Shares to be approved for listing on NASDAQ, and (iii) provide to the Purchasers evidence of such listing. The Company shall maintain, so long as any Purchaser owns any Shares or any Underlying Shares, such listing of all such Shares and Underlying Shares on NASDAQ (as well as on any other national securities exchange or market on which the Common Stock is then listed). Neither the Company nor any of its Subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on NASDAQ. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.6(a).

          (b) REGISTRATION OF SHARES. The number of shares of Common Stock initially included in the Initial Registration Statement (as defined in the Registration Rights Agreement) shall be determined pursuant to Section 2(a) of the Registration Rights Agreement.

          (c) RESERVATION OF SHARES. The Company at all times shall reserve a sufficient number of shares of its authorized but unissued Common Stock to provide for 100% of the full exercise of the outstanding Warrants. Shares of Common Stock reserved for issuance upon the exercise of the Warrants shall be allocated pro rata to each of the Purchasers in accordance with the amount of Warrants issued and delivered to such Purchaser at the Closing. If at any time the number of shares of Common Stock authorized and reserved for issuance is insufficient to cover 100% of the number of Warrant Shares issued and issuable upon exercise of the Warrants, without regard to any limitation on exercises, the Company will promptly take all corporate action necessary to authorize and reserve 100% of such shares pursuant to Section 3(b) of the Registration Rights Agreement, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 3.6(c), in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

     3.7  NOTICE OF BREACHES AND VIOLATIONS; PURCHASER DEFAULT.

          (a) NOTICE OF BREACH. The Company and each Purchaser shall give prompt written notice to each other of any breach by it of any representation, warranty or other agreement contained in this Agreement or in the Transaction Documents, as well as any events or occurrences arising after the date hereof and prior to the Closing Date, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of the Closing Date; PROVIDED such notice will not constitute material non-public information. However, no disclosure by any party pursuant to this Section 3.7 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Transaction Documents.

          (b) NOTICE OF VIOLATION. Notwithstanding the generality of Section 3.7(a), the Company shall promptly notify (PROVIDED such notification will not constitute material non-public information) each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company or any of its Subsidiaries to the effect that the consummation of the transactions contemplated hereby and by the Transaction Documents violates or would violate any written agreement or understanding between such lender and the Company or any of its Subsidiaries, and the Company shall promptly furnish by facsimile to the Purchasers a copy of any written statement in support of or relating to such claim or notice.

          (c) PURCHASER DEFAULT. The default by any Purchaser of any of its obligations, representations or warranties under this Agreement or the Transaction Documents shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Company's obligations under this Agreement or any Transaction Document to any non-defaulting Purchaser.

     3.8 FORM D. The Company agrees to file a Form D with respect to the Shares and the Warrants as required by Rule 506 under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing.

     3.9 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Shares and the exercise of the Warrants for, working capital, pending acquisitions and development and implementation of its business plan.

     3.10 TRANSACTIONS WITH AFFILIATES. So long as any Shares or Warrants are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any of its Subsidiaries to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors or persons who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own 5% or more of the Common Stock, or Affiliates or any individual related by blood, marriage or adoption to any such individual or with any Person in which any such Person owns a 5% or more beneficial interest (each, a "RELATED PARTY"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arm's length basis on terms no less favorable than terms which would have been obtainable from a Person other than such Related Party or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. For purposes of this Agreement (other than Section 2.1(l)), "AFFILIATE" means, with respect to any Person, another Person that, directly or indirectly, (i) has a 5% or more equity interest in that Person,
(ii) has 5% or more common ownership with that Person, (iii) Controls that Person or (iv) shares common Control with that Person. "CONTROL" or "CONTROLS" for purposes of this Section only means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

     3.11 TRANSFER AGENT INSTRUCTIONS. At the Closing, the Company shall issue instructions to its transfer agent (and shall issue to any subsequent transfer agent as required), to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Shares and/or the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company in a form acceptable to such Purchaser (the "TRANSFER AGENT INSTRUCTIONS"). The Company warrants that no instruction other than the Transfer Agent Instructions referred to in this Section 3.11, and stop transfer instructions to give effect to Section 3.1 hereof (in the case of Shares and the Warrant Shares, prior to registration of the Shares and the Warrant Shares under the Securities Act) will be given by the Company to its transfer agent and that the Shares, the Warrants and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by violating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.11 will be inadequate and agrees, in the event of a beach or threatened breach by the Company of the provisions of this Section 3.11, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer without the necessity of showing economic loss and without any bond or other security being required.

     3.12 ORDINARY COURSE BROKERAGE AND TRADING. Subject to compliance with all applicable securities laws and NASDAQ regulations, no Purchaser shall be prohibited from engaging in its ordinary course brokerage and trading activities in respect of the Common Stock; PROVIDED, that the personnel engaged in such activities have not been involved with the transactions contemplated hereby and have not been provided with confidential information with respect to the Company.

     3.13 BEST EFFORTS. Each of the parties hereto shall use its reasonable best efforts to satisfy each of the conditions to be- satisfied by it as provided in Article IV of this Agreement.

     3.14 CORPORATE EXISTENCE. Until such time as all of the Purchasers provide the Company with written notice that the Purchasers do not beneficially own any Shares or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor Person in such transaction
(i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is listed for trading or quoted on the National Market System of the NASDAQ Stock Market, the New York Stock Exchange or the American Stock Exchange.

     3.15 PRESS RELEASE; FILING OF FORM 8-K. Subject to the provisions of
Section 6.10 hereof, prior to the opening of NASDAQ on March 6, 2000, the Company shall file a press release in form and substance acceptable to the Purchasers. On or before the third (3rd) business day following the Closing Date, the Company shall file a Form 8-K with the Commission describing the terms of the transaction contemplated by this Agreement and the Transaction Documents in the form required by the Exchange Act.

     3.16 FUTURE FINANCINGS. Until the earlier to occur of (i) the date that the Purchasers (collectively) own less than 850,000 shares of the Company's Common Stock (or shares exercisable or exchangeable for or convertible into shares of the Company's Common Stock) or (ii) August 24, 2001, and except for the issuance of (i) the Underlying Shares, (ii) shares of Common Stock deemed to have been issued by the Company in connection with any plan (as such plan may be amended from time to time) which has been approved by the Board of Directors of the Company prior to the date hereof, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant of the Company, (iii) shares of Common Stock issuable upon the exercise of any options, warrants, convertible securities or debentures outstanding on the date hereof and included in SCHEDULE 2.1(C) hereto, (iv) shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a division, assets or business (or stock constituting any portion thereof) from another Person, or (v) shares of Common Stock or other securities convertible into or exchangeable or exercisable for Common Stock issued in an offering registered under the Securities Act, if the Company agrees to issue shares of Common Stock or other securities convertible into or exchangeable or exercisable for Common Stock (the "NEW Security") while any Shares are outstanding at an effective price per share which is less or may be less (including, without limitation, any security which is convertible into or exchangeable or exercisable for Common Stock at a price which may change with the market price of the Common Stock) than $4.50 (a "FUTURE FINANCING"), the Company shall provide to the Purchasers by 5:00 p.m. (New York time) on or before the third (3rd) business day after the decision to issue the New Security has been made, written notice of the Future Financing containing in reasonable detail (i) the proposed terms of the Future Financing, (ii) the amount of the proceeds that will be raised and (iii) the Person with whom such Future Financing shall be effected, and attached to which shall be a term sheet or similar document relating thereto (the "FUTURE FINANCING NOTICE"). Upon receiving the Future Financing Notice, each Purchaser shall have the pro rata right (based on the number of Shares then held by such Purchaser relative to the number of Shares issued pursuant to this Agreement) to purchase, on the same terms and conditions as the Future Financing, an amount of New Securities having a per share purchase price equal to the per share purchase price paid in the Future Financing. In the event a Purchaser desires to exercise the right granted under this Section 3.16, such Purchaser must notify the Company on or prior to the fifth (5th) business day after such Purchaser has received the Future Financing Notice. In the event the terms and conditions of a proposed Future Financing are amended in any respect after delivery of the Future Financing Notice but prior to the closing of the proposed Future Financing to which such Future Financing Notice relates, the Company shall deliver a new notice to each Purchaser describing the amended terms and conditions of the proposed Future Financing and each

Purchaser thereafter shall have an option during the five (5) business day period following delivery of such new notice to purchase its pro rata share (based on the Purchaser's percentage of the number of Shares then outstanding that such Purchaser owns) of the New Securities being offered on the same terms as contemplated by such proposed Future Financing, as amended. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Financing. Those Purchasers desiring to purchase additional shares of Common Stock must notify the Company of their intention to do so within five (5) business days after the Company has informed the Purchasers of their right to purchase additional shares of Common Stock. Within five (5) business days of the termination of the final notice period, the transactions contemplated by this Section 3.16 shall close, subject to the completion of mutually satisfactory documentation, and the Company shall tender to each Purchaser certificates representing the New Securities that it agreed to purchase and the Purchasers shall make payment for the entire purchase price in immediately available funds at the closing of such sale.

     3.17 MATERIAL INFORMATION. The Company covenants that any information provided by the Company to the Purchasers and their agents or counsel which could be deemed to constitute material non-public information will cease to be material non-public information (either through disclosure by the Company or otherwise) by March 24, 2000.

                                  ARTICLE IV.

                                   CONDITIONS

     4.1 CLOSING CONDITIONS.

         (a) CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL. The obligation of the Company to sell the Shares and the Warrants hereunder is subject to the satisfaction or waiver (with prior written notice to each Purchaser) by the Company, at or before the Closing, of each of the following conditions:

               (i) ACCURACY OF THE PURCHASERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date when made (except for representations and warranties that speak as of a specific date) and as of the Closing Date;

               (ii) PERFORMANCE BY THE PURCHASERS. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing; and

               (iii) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or shall be pending by or before any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

          (b) CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO PURCHASE. The obligation of each Purchaser hereunder to acquire and pay for the Shares and the Warrants at the Closing is subject to the satisfaction or waiver (with prior written notice to the Company and each other Purchaser) by such Purchaser, at or before the Closing, of each of the following conditions:

               (i) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement and in each of the Transaction Documents shall be true and correct in all material respects as of the date when made (except for representations and warranties that speak as of a specific date) and as of the Closing Date;

               (ii) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement and the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing;

               (iii) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or shall be pending by or before any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents;

               (iv) NO SUSPENSIONS OF TRADING IN COMMON STOCK. The trading in the Common Stock shall not have been suspended by the Commission - or NASDAQ (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

               (v) LISTING OF COMMON STOCK. The Common Stock shall be listed for trading on NASDAQ;-

               (vi) REQUIRED APPROVALS. All Required Approvals shall have been obtained and copies thereof delivered to such Purchaser;

               (vii) SHARES OF COMMON STOCK. The Company shall have duly reserved the number of Underlying Shares required by this Agreement and the Transaction Documents to be reserved for issuance upon the exercise of the Warrants;

               (viii) TRANSFER AGENT INSTRUCTIONS. The Transfer Agent Instructions, in a form acceptable to the Purchasers, shall have been - delivered to and acknowledged in writing by the Company's transfer agent with a copy forwarded to each Purchaser; and

               (ix) RESOLUTIONS. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) and in a form reasonably acceptable to each Purchaser (the "RESOLUTIONS").

     (c) DOCUMENTS AND CERTIFICATES. At the Closing, the Company shall have delivered to the Purchasers the following in form and substance reasonably satisfactory to the Purchasers:

               (i) OPINION. An opinion of the Company's legal counsel, substantially in the form attached hereto as EXHIBIT E, dated as of the Closing Date;

               (ii) CERTIFICATE. A stock certificate or certificates representing the number of Shares purchased by each Purchaser as set forth next to such Purchaser's name on SCHEDULE I hereto, registered in the name of such Purchaser, each in form satisfactory to the Purchaser (which shall be delivered by the third (3rd) Business Day following the Closing Date);

               (iii) WARRANT. Warrants, substantially in the form of EXHIBITS A, B AND C hereto, representing the Warrants purchased by each Purchaser as set forth next to such Purchaser's name on SCHEDULE I hereto, registered in the name of such Purchaser;

               (iv) REGISTRATION RIGHTS. The Company shall have executed and delivered the Registration Rights Agreement, substantially in the form of EXHIBIT D hereto;

               (v) OFFICER'S CERTIFICATE. An Officer's Certificate dated the Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.1 as of the Closing Date;

               (vi) SECRETARY'S CERTIFICATE. A Secretary's Certificate dated the Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying that (A) attached thereto is a true and complete copy of the Certificate of Incorporation of the Company, as in effect on the Closing Date,
(B) attached thereto is a true and complete copy of the By-laws of the Company, as in effect on the Closing Date and (C) attached thereto is a true and complete copy of the Resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and of the Transaction Documents, and that such Resolutions have not been modified, rescinded or revoked;

               (vii) CERTIFICATE OF INCORPORATION. The Company shall have delivered to each of the Purchasers a copy of a certificate evidencing the incorporation and good standing of the Company and each Subsidiary, in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten (10) days of the Closing Date. The Company shall have delivered to each of the Purchasers a copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date;

               (viii) TRANSFER AGENT LETTER. The Company shall have delivered to each Purchaser a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date; and

               (ix) OTHER DOCUMENTS. The Company shall have delivered to each Purchaser such other documents relating to the transactions contemplated by the Transaction Documents as the Purchasers or their counsel may reasonably request.

                                   ARTICLE V.

                                 INDEMNIFICATION

     5.1  INDEMNIFICATION.

          (a) INDEMNIFICATION. In addition to all of the Company's other obligations under this Agreement and the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser, its past and present Affiliates and their successors and assigns (permitted under the provisions of Section 6.5 hereof), each other holder of the Underlying Shares and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, proceedings, costs (as incurred), penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including interest, penalties and reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any material misrepresentation or material breach of any representation or warranty made by the Company in this Agreement or in any of the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby, (ii) any material breach of any covenant, agreement or obligation of the Company contained in this Agreement or any of the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby or (iii) any cause of action, suit or claim brought or made or threatened, other than by the Company, against such Indemnitee and arising out of or resulting from (A) the execution, delivery, registration, performance or enforcement of this Agreement or any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares or the Warrants or (C) solely the status of such Purchasers or holders of the Shares, the Warrants or the Warrant Shares as an investor in the Company. The indemnification obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliate of the Purchasers and partners, directors, agents, employees and controlling Persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or any of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Purchaser or Person in connection with the transactions contemplated by this Agreement and the Transaction Documents. To the extent that the foregoing undertakings by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          (b) INDEMNIFICATION PAYMENTS. All fees and expenses (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such actions, causes of action, suits, claims or other proceedings in a manner not inconsistent with this Section) of the Indemnitees shall be paid to the Indemnitees as incurred, within ten (10) business days of written notice thereof to the Company, which notice shall be delivered no more frequently than on a monthly basis (regardless of whether it is ultimately determined that an Indemnitee is not entitled to indemnification hereunder; PROVIDED, that the Company may require such Indemnitee to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnitee is not entitled to indemnification hereunder).

                                  ARTICLE VI.

                                  MISCELLANEOUS

     6.1 ENTIRE AGREEMENT. This Agreement, together with the Exhibits and Schedules hereto and the Transaction Documents, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

     6.2 NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile, PROVIDED confirmation of transmission is mechanically or electronically generated and kept on file by the sending party (if received by or before 5:30 p.m. Eastern Time where such notice is received) or the first (1st) business day following such delivery (if received after 5:30 p.m. Eastern Time where such notice is received) or (iii) one (1) business day after deposit with a nationally recognized overnight courier, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

             (i)      If to the Company:

                      NetCurrents, Inc.
                      9720 Wilshire Blvd., Suite 700
                      Beverly Hills, CA  90212
                      Telephone:  (310) 860-0200
                      Attention:  President
                      Facsimile:  310-248-3592

             with a copy to:

                      Troop Steuber Pasich Reddick & Tobey, LLP
                      2029 Century Park East
                      24th Floor

                      Los Angeles, CA  90067
                      Attention:  Linda Giunta Michaelson
                      Facsimile:  (310) 728-2316


             (ii)     If to the Transfer Agent:

                      Transfer Online
                      227 Pine Street, Suite 300
                      Portland, Oregon  97204
                      Attention:  Lori Livingston
                      Facsimile:  503-227-6874


             (iii) If to Brown Simpson Strategic Growth Fund L.P. or Brown Simpson Strategic Growth Fund, Ltd., to:

                      Brown Simpson Asset Management, LLC
                      152 West 57th Street, 40th Floor
                      New York, New York 10029
                      Attention:  Peter D. Greene
                      Telephone:  (212) 247-8200
                      Facsimile:  (212) 247-1329

             with a copy to:

                      Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                      590 Madison Avenue
                      New York, New York  10022
                      Attention:  James E. Kaye, Esq.
                      Telephone:  (212) 872-1000
                      Facsimile:  (212) 872-1002


Each party shall provide written notice to the other parties of any change in address or facsimile number in accordance with the provisions hereof.

     6.3 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and each of the Purchasers or, in the case of a waiver, by the party against whom a waiver of any such provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The Company shall not offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to each Purchaser which consents to such amendment or waiver.

     6.4 HEADINGS. The table of contents, titles and headings contained herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     6.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. Subject to federal and state securities laws and the restrictions on transfer contained in this Agreement, each Purchaser may assign this Agreement and their rights and obligations hereunder to an affiliate thereof without the prior written consent of the Company. This provision shall not limit a Purchaser's right to transfer securities in accordance with all of the terms of this Agreement or the Transaction Documents.

     6.6 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     6.7 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the State or Federal courts sitting in the County of Los Angles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     6.8 SURVIVAL. The representations and warranties of the Company and the Purchasers contained in Sections 2.1 and 2.2, the agreements and covenants set forth in Article III, and the indemnification provisions set forth in Article V, shall survive the Closing and any sale of the Shares or exercise of the Warrants regardless of any investigation made by or on behalf of the Purchasers or by or on behalf of the Company, except that, in the case of representations and warranties such survival shall be limited to the period of three (3) years following the Closing Date on which they were made or deemed to have been made (other than with respect to any claim by a third party against the party to this Agreement who seeks to assert a claim based on such representations and warranties). This Section shall have no effect on the survival of the indemnification provisions of the Registration Rights Agreement.

     6.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     6.10 PUBLICITY. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Purchasers without each such Purchaser's prior written consent, subject to the Company's obligation, as a public company, to disclose such information (including, without limitation, for the purposes of filing any registration statement required to be filed in connection with the transactions contemplated hereby). The Purchasers and their affiliated companies shall, without further cost, have the right to use in its advertising, marketing or other similar materials, the Company's logo and trademarks and all or parts of the Company's press releases that focus on the transactions contemplated hereby forming the subject matter of this Agreement or which make reference to the transactions contemplated hereby. The Purchasers understand that this grant by the Company only waives objections that the Company might have to the use of such materials by the Purchasers and in no way constitutes a representation by the Company that references in such materials to the activities of third-parties have been cleared or constitute a fair use.

     6.11 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     6.12 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under this Agreement or the Transaction Documents without the showing of economic loss and without any bond or other security being required. The Company and each of the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     6.13 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of Person, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

     6.14 PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Purchasers hereunder or pursuant to the Transaction Documents or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     6.15 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     6.16 FEES AND EXPENSES. Except as set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; PROVIDED, HOWEVER, that the Company shall deliver to Brown Simpson Asset Management LLC, or its assign, $25,000 via wire transfer of United States dollars in immediately available funds to an account or accounts designated by Brown Simpson Asset Management LLC, of which $12,500 has been paid and $12,500 will be paid at the Closing. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares and the Warrant Shares pursuant hereto.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                   NETCURRENTS, INC.



                                   By:    /S/ IRWIN MEYER
                                       -------------------------------------
                                   Name:  Irwin Meyer
                                   Title: Chief Executive Officer

                                   BROWN SIMPSON STRATEGIC
                                   GROWTH FUND, LTD.


                                   By:  Brown Simpson Asset Management, LLC


                                   By:    /S/ PETER D. GREENE
                                        ------------------------------------
                                   Name:  Peter D. Greene
                                   Title: Managing Principal



                                   BROWN SIMPSON STRATEGIC
                                   GROWTH FUND, L.P.


                                   By:    /S/ PETER D. GREENE
                                        ------------------------------------
                                   Name:  Peter D. Greene
                                   Title: Managing Principal

                                   SCHEDULE I

                                   PURCHASERS

                               Number of                           Number of
                               Shares of                           Warrants
NAME OF PURCHASER             COMMON STOCK     PURCHASE PRICE     PER TRANCHE
-----------------          -----------------   --------------     -----------
Brown Simpson Strategic        1,105,000         $5,525,000         757,900
Growth Fund, Ltd.

Brown Simpson Strategic          595,000         $2,975,000         408,100
Growth Fund, L.P.

                                   SCHEDULE II


NAME OF PURCHASER                     ADDRESS
-----------------                     -------

Brown Simpson Strategic Growth        152 West 57th Street, 40th Floor
  Fund, Ltd.                          New York, New York 10019
                                      Attention: Peter D. Greene
                                      Facsimile: (212) 247-1329
                                      Residence: Grand Cayman, Cayman Islands

Brown Simpson Strategic Growth        152 West 57th Street, 40th Floor
  Fund, L.P.                          New York, New York 10019
                                      Attention: Peter D. Greene
                                      Facsimile: (212) 247-1329
                                      Residence: New York, New York